SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: January 20, 2006
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation	Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS
     On January 20, 2006, QLT Inc. (the “Company”) issued a news release announcing a ruling in the on-going litigation between plaintiff TAP Pharmaceutical Products, Inc. and its co-plaintiffs and defendants QLT USA, Inc. and Sanofi-Synthelabo Inc., a member of the Sanofi-aventis Group. Today the U.S. District Court for the Northern District of Illinois Eastern Division issued a decision denying defendants’ defense that the ‘721 patent is unenforceable due to inequitable conduct by the patentees before the U.S. Patent and Trademark Office.
     The litigation began in 2003 when TAP sued QLT USA and Sanofi-Synthelabo alleging that QLT USA’s Eligard® product infringes TAP’s patent, US 4,728,721 (the “ ‘721 patent”), which expires on May 1, 2006.
     QLT USA had raised separate defenses of invalidity and unenforceability of the ‘721 patent in response to TAP and its co-plaintiff’s allegations of infringement. In December 2005, a Chicago jury returned a verdict that upheld the validity of the ‘721 patent.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description

99.1	Press Release issued by QLT Inc. on January 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: January 20, 2006